Exhibit 5.1

August 7, 2014

OncoGenex Pharmaceuticals, Inc.

1522 217th Place SE, Suite 100

Bothell, Washington 98021

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by OncoGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about August 7, 2014 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 750,000 shares of the Company’s Common Stock (the “Stock”) that are subject to issuance by the Company upon the exercise or settlement of awards granted or to be granted under the Company’s 2010 Performance Incentive Plan (the “Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Second Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware on May 28, 2013 (the “Restated Certificate”);

(2)	the Company’s Fifth Amended and Restated Bylaws, certified by the Company’s Secretary on June 18, 2013 (the “Bylaws”);

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	The prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(5)	Copies of minutes of meetings of, and actions by the written consent of, the Board of Directors, the Company’s incorporator and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Bylaws, (iii) the Registration Statement and the issuance of Stock by the Company pursuant to the Registration Statement, and (iv) the adoption and amendment of the Plan;

(6)	The stock records for the Company that the Company has provided to us (consisting of a list of the stockholders, optionholders and warrantholders of the Company that was prepared by the Company and provided to us as of August 6, 2014 and a list of any outstanding options, warrants or other rights to purchase the Company’s capital stock, and verifying the number of such issued and outstanding securities and a certificate of Computershare Trust Company, N.A., the Company’s transfer agent, dated August 6, 2014 regarding the Company’s outstanding shares of Common Stock as of August 5, 2014);

(7)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 6, 2014, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(8)	A management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to

OncoGenex Pharmaceuticals, Inc.

August 7, 2014

originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document referenced in clause (5) above to us.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the existing federal laws of the United States of America and the Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Certificate of Good Standing and representations made to us by the Company.

Based upon the foregoing, it is our opinion that:

1.	the Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

2.	the 750,000 shares of Stock that may be issued and sold by the Company upon the exercise or settlement of awards granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and Plan agreements entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, nonassessable and, to our knowledge, fully paid.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP